                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  E*TRADE FUNDS

       AGREEMENT, effective commencing as of September 15, 2003 on an interim basis with respect to only the E*TRADE Technology Index Fund ("Technology Index Fund") and effective commencing as of November 10, 2003 ("commencement date") with respect to each series (including the Technology Index Fund) listed on the attached Exhibit A (each series is hereinafter referred to as a "Fund"), among Munder Capital Management, Inc. ("Munder"), on behalf of World Asset Management ("Sub-Adviser"), E*TRADE Asset Management, Inc. ("Adviser") and E*TRADE Funds ("Trust").

       WHEREAS, the Trust is a Delaware statutory trust organized pursuant to a Trust Instrument dated November 4, 1998, as amended from time to time ("Trust Instrument"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and each Fund is a series of the Trust;

       WHEREAS, the Sub-Adviser is a division of Munder and Munder is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

       WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust, on behalf of each Fund, pursuant to an Amended and Restated Investment Advisory Agreement November 10, 2003, as amended from time to time;

       WHEREAS, the Adviser and the Trust, on behalf of the Technology Index Fund, entered into an investment sub-advisory agreement with Barclays Global Funds Advisors ("BGFA") dated as of August 12, 1999;

       WHEREAS, the Board of Trustees determined on July 14, 2003 to terminate the investment sub-advisory agreement among the Trust, the Adviser and BGFA effective as of September 12, 2003 in accordance with Rule 15a-4 under the 1940 Act;

       WHEREAS, Rule 15a-4 under the 1940 Act permits an investment adviser to act as the investment adviser for a fund under an interim investment advisory agreement without the approval of the agreement by a majority of the outstanding voting securities of the fund after the termination by the fund's board of trustees of the fund's previous agreement with its prior sub-adviser;

       WHEREAS, the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) ("Independent Trustees") of any party to this Agreement, voted at the July 14, 2003 Board of Trustees meeting to approve this Agreement on behalf of the Technology Index Fund on an interim basis pursuant to Rule 15a-4 under the 1940 Act so that the Sub-Adviser may render investment sub-advisory services to the Technology Index Fund on an interim basis effective as of September 15, 2003;

     WHEREAS, the Trust and the Adviser wish to retain the Sub-Adviser to perform certain investment advisory services for the Trust on behalf of each of the three other Funds pursuant to this Sub-Advisory Agreement and the Sub-Adviser is willing to perform such services for the Trust on behalf of each Fund; and

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Adviser, the Adviser and the Trust as follows:

1. Appointment. The Trust and Adviser hereby appoint the Sub-Adviser to act as investment sub-adviser to each Fund for the periods and in the manner and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment for the compensation specified herein and agrees to furnish the services and to assume the obligations set forth in this Agreement.

2.   Investment Advisory Duties.

     (a) Subject to the supervision of the Trustees of the Trust and the Adviser, the Sub-Adviser, in coordination with the Adviser:

          (i) will provide a program of continuous investment management for each Fund in accordance with each Fund's investment objective, policies and limitations as stated in each Fund's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC") and as the Prospectus and Statement of Additional Information may be amended or otherwise supplemented from time to time, copies of which shall be provided to the Sub-Adviser by the Adviser;

          (ii)  will make investment decisions for each Fund;

          (iii) will place orders to purchase and sell securities and other assets for each Fund;

          (iv) will provide assistance in determining the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating each Fund's net asset value in accordance with the procedures and methods established by the Board of Trustees of the Trust; and

          (v) will cooperate with and provide reasonable assistance to the Adviser, the Administrator, Sub-Administrator, Fund Accounting Agent, Custodian, Foreign Custodians, Transfer Agent and Pricing Agents and all other agents and representatives of the Funds and the Adviser, will keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Funds and the Adviser, will provide prompt responses to reasonable requests made by such persons, and will establish appropriate interfaces with each such entity so as to promote the efficient exchange of information.

     (b) In performing its investment sub-advisory services to each Fund under this Agreement, the Sub-Adviser will provide each Fund, among other things, analysis of statistical and economic data and information concerning the applicable index for each Fund, including portfolio composition. The Sub-Adviser will determine the securities, instruments, repurchase agreements, futures, options and other investments and techniques that each Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of each Fund's portfolio. The Sub-Adviser will recommend to the Trust and the Adviser what portion of each Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held in cash or other liquid assets.

     (c) The Sub-Adviser's duties shall not include and the Sub-Adviser shall have no responsibility for tax reporting or securities lending.

     (d) The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

          (i) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code ("Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees. The Sub-Adviser also will provide to the Trust such information and assurances (including sub-certifications) as the Adviser may reasonably request from time to time in order for the Trust to comply with its disclosure and reporting obligations imposed under applicable federal laws and regulations;

          (ii) manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

          (iii) place orders for the purchase and sale of investments for each Fund directly with the issuer or with any broker or dealer in accordance with
(I) each Fund's investment objectives and investment program and all applicable policies and procedures described in each Fund's Prospectus and/or Statement of Additional Information, (II) any written policies and procedures adopted by the Trust regarding the such matters, and (III) with all applicable legal requirements;

          (iv) furnish to the Trust or the Adviser, or cause to be furnished, whatever statistical information the Trust or the Adviser may reasonably request with respect to each Fund's assets or contemplated investments.

          (v) keep the Trust, the Trustees and the Adviser informed of developments materially affecting each Fund's portfolio and shall, when requested meet quarterly with the Trustees to explain its activities. Further, on the Sub-Adviser's own initiative, furnish to the Trust and the Adviser from time to time whatever information the Sub-Adviser believes appropriate for this purpose;

          (vi) make available to the Trust's Administrator, Sub-Administrator, the Fund Accounting Agent, the Adviser and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist the Administrator, Sub-Administrator, the Fund Accounting Agent, the Adviser and the Trust in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Trustees with such periodic and special reports regarding each Fund and the Sub-Adviser as they may reasonably request. In addition, the Sub-Adviser will furnish to the Board of Trustees, the Adviser and third-party data reporting services all currently available standardized performance information and other customary data;

          (vii) immediately notify the Trust in the event that the Sub-Adviser or any of its affiliates: (I) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (II) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Trust immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Trust's Registration Statement regarding each Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect;

          (viii) in providing investment advice to each Fund, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information;

          (ix) not consult with any other sub-adviser of the Trust (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Adviser concerning each Fund's transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act; and

          (x) vote proxies related to securities held by the Funds in the best interest of each Fund and in accordance with the Trust's Proxy Voting Policies and Procedures and the Sub-Adviser's Proxy Voting Policies and Procedures as they may exist from time to time.

     (e) will promptly notify the Trust in writing of the occurrence of any of the following events:

          (i) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which such Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (ii) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

          (iii) the chief executive officer or controlling partner of the Sub-Adviser or the portfolio manager of any Fund changes or there is otherwise an actual change in control or management of Adviser.

3. Futures and Options. The Sub-Adviser's investment authority shall include advice with regard to purchasing, selling, or covering open positions, and generally dealing in financial futures contracts and options thereon, in accordance with the rules and regulations of the Commodity Futures Trading Commission ("CFTC") applicable to registered investment companies and their investment advisers.

     The Sub-Adviser's authority shall include authority to:

     (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of each Fund; and
                                        4

     (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with any broker or dealer.

     The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of each Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such Brokerage Accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

     The Trust represents and warrants that it is a "qualified eligible client" within the meaning of CFTC Regulations Section 4.7 and, as such, consents to treat each Fund in accordance with the exemption contained in CFTC Regulations
Section 4.7(b).

4. Brokerage Transactions. The Sub-Adviser will select broker-dealers to execute transactions for the Fund and will monitor the execution capabilities of such broker-dealers. The Sub-Adviser will seek to achieve best execution of orders for the Funds by selecting brokers that are able to provide "best execution" of orders for the Funds. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Sub-Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of each Fund, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that may enhance the Sub-Adviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), that the Sub-Adviser may use a broker whose commissions on transactions may exceed the commissions that another broker would have charged for effecting the transaction, provided that the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker viewed in terms the Sub-Adviser's responsibilities to each Fund or the Sub-Advisers overall responsibilities to the its discretionary accounts.

     Neither the Sub-Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities that may be made on behalf of each Fund, unless such transactions are in compliance with the 1940 Act and any other applicable rules and regulations. Unless otherwise directed by the Trust in writing, the Sub-Adviser may utilize the service of whatever securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

5.   Allocation of Charges and Expenses.

     (a) Except as otherwise specifically provided in this Section 5, the Sub-Adviser shall pay the compensation and expenses of all of its directors, officers and employees who serve as trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Sub-Adviser shall make available, without expense to each Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     (b) The Sub-Adviser shall not be required to pay pursuant to this Agreement any expenses of each Fund other than those specifically allocated to the Sub-Adviser in this section 5. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Sub-Adviser whose services may be involved, for the following expenses of each Fund: organization and certain offering expenses of each Fund (including out-of-pocket expenses, but not including the Sub-Adviser's overhead and employee costs); fees payable to the Sub-Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to each Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of each Fund's Administrator, Sub-Administrator, or Fund Accounting Agent or of any Custodian, Sub-custodian, Transfer Agent, Registrar, or Dividend Disbursing Agent of each Fund; payments to the Administrator, Sub-Administrator or Fund Accounting Agent for maintaining each Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by each Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of each Fund for sale; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of each Fund, or of entering into other transactions or engaging in any investment practices with respect to each Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to each Fund's business) of officers, Trustees and employees of the Trust who are not interested persons of the Sub-Adviser; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning each Fund, or any committees thereof or advisers thereto.

6.   Compensation.

     As compensation for the services provided and expenses assumed by the Sub-Adviser under this Agreement, the Adviser will pay the Sub-Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to the amount of average daily net assets listed opposite each Fund's name in Exhibit A, attached hereto. The "average daily net assets" of each Fund shall mean the average of the values placed on each Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of each Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if each Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of each Fund shall always be determined pursuant to the applicable provisions of the Trust Instrument and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 6, the value of the net assets of each Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of each Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of each Fund has been so suspended for a period including any month end when the Sub-Adviser's compensation is payable pursuant to this section, then the Sub-Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of each Fund as last determined (whether during or prior to such month). If each Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 6.

7. Books and Records. The Sub-Adviser will maintain all accounts, books and records with respect to each Fund as are required of a sub-investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the 1934 Act, with respect to its duties as are set forth herein. The Sub-Adviser agrees to maintain such books and records with respect to its services to each Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions under the 1940 Act or the Advisers Act, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and Rule 204-2(c)(2) under the Advisers Act and otherwise in connection with its services under this Agreement are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of each Fund are being conducted in accordance with applicable laws and regulations.

8. Aggregation of Orders. Provided that the investment objective, policies and restrictions of each Fund are adhered to, the Trust agrees that the Sub-Adviser may aggregate sales and purchase orders of securities held in each Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to each Fund by the Sub-Adviser represents the Sub-Adviser's evaluation that each Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

9. Standard of Care and Limitation of Liability. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by each Fund or the holders of each Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Trust, each Fund or to holders of each Fund's shares to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement or otherwise for breach of this Agreement. As used in this section 9, the term "Sub-Adviser" shall include any officers, directors, employees or other affiliates of the Sub-Adviser performing services with respect to each Fund.

10.  Liability and Indemnification.

     (a) Neither Sub-Adviser nor its officers, partners, employees, affiliates, agents or controlling persons shall be liable to the Trust, each Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to each Fund.

     (b) Neither the Sub-Adviser nor its officers, partners, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law and/or for any loss suffered by the Trust, each Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust, each Fund and/or its shareholders which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

     (c) The Trust on behalf of each Fund, hereby agrees to indemnify and hold harmless the Sub-Adviser, its partner, officers and employees and agents and each person, if any, who controls the Sub-Adviser (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Trust or Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended ("1933 Act"), the 1934 Act, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any act, omission, error and/or mistake of any other fiduciary and/or any other person; or (2) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (a) the Registration Statement, the prospectus or any other filing, (b) any advertisement or sales literature authorized by the Trust for use in the offer and sale of shares of each Fund, or (c) any application or other document filed in connection with the qualification of the Trust or shares of each Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (i) in a document prepared by the Sub-Adviser, or (ii) made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Sub-Adviser pertaining to or originating with the Sub-Adviser for use in connection with any document referred to in clauses (a), (b) or (c).

     (d) It is understood, however, that nothing in this paragraph 10 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Trust, Fund and/or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement or any breach of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Sub-Adviser shall not be liable for any loss to each Fund or the Adviser caused directly or indirectly by circumstances beyond the Sub-Adviser's reasonable control including, but not limited to, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, earthquakes, floods or other catastrophes, acts of God, wars or failures of communication or power supply.

11. Services Not Exclusive. It is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of each Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to each Fund hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for each Fund, it is understood that in light of its fiduciary duty to each Fund, such transactions will be executed on a basis that is fair and equitable to each Fund. In connection with purchases or sales of portfolio securities for the account of each Fund, neither the Sub-Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Sub-Adviser provides any advice to its clients concerning the shares of each Fund, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or each Fund.

12.  Duration and Termination.

     (a) Except as provided in paragraph (c) of this Section 12 with respect to the Technology Index Fund, this Agreement shall continue for a period of two years from the commencement date specified above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of each Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the foregoing, except as set forth below, this Agreement may be terminated: (a) at any time without penalty by each Fund upon the vote of a majority of the Trustees or by vote of the majority of each Fund's outstanding voting securities, upon sixty (60) days' written notice to the Sub-Adviser or (b) by the Sub-Adviser at any time without penalty, upon sixty
(60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

     (c) With respect to the Technology Index Fund, this Agreement shall be effective as of September 15, 2003 and will continue in effect for a period of no more than 150 days from such date unless approved by shareholders of the Technology Index Fund.

13. Amendments. This Agreement may be amended at any time but only by the mutual written agreement of the parties to this Agreement and in accordance with any applicable legal or regulatory requirements.

14. Use of Name. The Sub-Adviser hereby consents to the use of its name and the names of its affiliates in each Fund's disclosure documents, shareholder communications, advertising, sales literature and similar communications.

15. Confidential Information. The Sub-Adviser shall maintain the strictest confidence regarding the business affairs of each Fund. Written reports furnished by the Sub-Adviser to the Trust or the Adviser shall be treated by such entities as confidential and for the exclusive use and benefit of the Trust except as disclosure may be required by applicable law. It is understood that the names of Munder Capital Management, World Asset Management, and any derivatives thereof or logos associated with those names are the valuable property of Munder and its affiliates, and that the Trust and each Fund have the right to use such names only so long as this Agreement shall continue with respect to a given Fund. Upon termination of this Agreement or upon termination of this Agreement with respect to a given Fund, the Trust, as appropriate, and any affected Fund shall forthwith cease to use such names (or any derivative or logo).

16. Notices. All notices hereunder shall be provided in writing and delivered by first class postage pre-paid U.S. mail or by fax. Notices delivered by mail shall be deemed given three days after mailing and upon receipt if sent by fax.

         If to Trust:          E*TRADE FUNDS
                               4500 Bohannon Drive
                               Menlo Park, CA 94025
                               Attn:  President          Fax No.: (650) 331-6851

         If to Adviser:        E*TRADE ASSET MANAGEMENT, INC.
                               4500 Bohannon Drive
                               Menlo Park, CA 94025
                               Attn:  President          Fax No.: (650) 331-6851

         If to Sub-Adviser:    WORLD ASSET MANAGEMENT
                               480 Pierce Street
                               Birmingham, MI 48009
                               Attn: General Counsel     Fax No.:  248-644-6361

17.  Miscellaneous.

     (a) This Agreement shall be governed by the laws of the State of California without regard to the conflicts of law provisions thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, the Trust or each Fund.

     (e) All liabilities of the Trust hereunder are limited to the assets of each Fund and shall not be binding upon any Trustee, officer or shareholder of the Trust individually or upon any other series of the Trust.

     (f) Concurrently with the execution of this Sub-Advisory Agreement, the Sub-Adviser is delivering to the Adviser and the Trust a copy of part II of its (or Munder's, as applicable) Form ADV, as revised, on file with the SEC. The Adviser and the Trust hereby acknowledge receipt of such copy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of September 15, 2003 with respect to the E*TRADE Technology Index Fund on an interim basis.

                                          E*TRADE FUNDS

                                          By:_________________________________

                                              Name: __________________________

                                              Title: _________________________


                                          E*TRADE ASSET MANAGEMENT, INC.

                                          By:_________________________________

                                              Name: __________________________

                                              Title: _________________________


                                          MUNDER CAPITAL MANAGEMENT, on behalf
                                          of WORLD ASSET MANAGEMENT

                                          By:_________________________________

                                              Name: __________________________

                                              Title: _________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below effective as of November 10, 2003 with respect to each Fund listed on Exhibit A.

                                                E*TRADE FUNDS

                                                By:_____________________________

                                                    Name: ______________________

                                                    Title: _____________________


                                                E*TRADE ASSET MANAGEMENT, INC.

                                                By:_____________________________

                                                    Name: ______________________

                                                    Title: _____________________



                                                MUNDER CAPITAL MANAGEMENT, on
                                                behalf of WORLD ASSET MANAGEMENT

                                                By:_____________________________

                                                    Name: ______________________

                                                    Title: _____________________

                                    EXHIBIT A

Name of Fund                                  Sub-Advisory Fee
------------                                  ----------------
E*TRADE International Index Fund                     0.15%


E*TRADE Russell 2000 Index Fund                      0.07%


E*TRADE S&P 500 Index Fund                           0.03%


E*TRADE Technology Index Fund                        0.12%